UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2018

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018, United Community Banks, Inc. (the “Company”), the holding company for United Community Bank, Blairsville, Georgia (the “Bank”), issued a press release announcing Jimmy C. Tallent’s decision to retire from his current position as Chief Executive Officer and Chairman of the Company effective June 30, 2018 (the “Transition Date”), and to continue to serve the Company as Executive Chairman. As of the Transition Date, Lynn Harton will assume the role of Chief Executive Officer of the Company. Mr. Harton has served as director and President of the Company since 2012 and Chief Executive Officer of the Bank since 2017.

Pursuant to a transition agreement between Mr. Tallent and the Company (the “Transition Agreement”), Mr. Tallent will begin to serve as Executive Chairman effective July 1, 2018. As Executive Chairman, Mr. Tallent’s total compensation will be reduced by 40% through a reduction in his base salary and cash and equity incentive awards. Mr. Tallent will serve as a consultant after his service as Executive Chairman.

In connection with his appointment to Chief Executive Officer of the Company, the Company and Mr. Harton did not enter into any new, and did not amend any existing, compensatory arrangements, nor did the Company make any additional grants or awards to Mr. Harton.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release dated April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:
Jefferson Harralson
Executive Vice President and
Chief Financial Officer

Date: April 3, 2018

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 2, 2018